UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 4, 2005


                             LCC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     0-21213                  54-1807038
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)             File Number)          Identification Number)



    7925 Jones Branch Drive, McLean, VA                           22102
   (Address of principal executive offices)                    (Zip Code)


      (Registrant's telephone number, including area code): (703) 873-2000


                                 Not applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On August 8, 2005, LCC International, Inc. ("LCC" or the "Company") issued a press release (1) announcing that, as described in Item 4.02 below, it would restate its financial statements in its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2004 and March 31, 2005 and its Annual Report on Form 10-K for the year ended December 31, 2004 and (2) providing limited preliminary financial information regarding its results of operation for the second quarter of 2005.

A copy of the Company's  press  release of August 8, 2005 is attached  hereto as
Exhibit 99.1 and is incorporated by reference to this Item 2.02.

The Company at this time is only providing limited preliminary financial information for the second quarter because results for the period ended June 30, 2005 are affected by the above-mentioned restatement. Due to this effect, the Company anticipates that it will be unable to file its Form 10-Q for the second quarter on a timely basis.

The information furnished pursuant to this Item of this Current Report (including the exhibit hereto) shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of LCC's filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless LCC expressly states in such filing that such information is to be considered "filed" or incorporated by reference therein.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 4, 2005, the Audit Committee of the Company's Board of Directors concluded, in consultation with and upon the recommendation of management, that the Company's financial statements in its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2004 and March 31, 2005 and its Annual Report on Form 10-K for the year ended December 31, 2004 should be restated and such statements, as well as management's assertions on internal controls in such reports, should no longer be relied upon prior to their restatement.

The restatements are necessary due primarily to certain miscalculations of revenue earned from certain of the Company's fixed priced contracts with one U.S. customer accounted for under the percentage of completion method. The miscalculations were identified by the Company during its review of the Company's second quarter results.

Based upon the Company's current analysis, the restatement of the revenues would reduce third quarter 2004 revenues by approximately $2 million, or approximately 4 percent, and fourth quarter 2004 revenues by approximately $4 million, or approximately 10 percent. Total year 2004 revenues will be reduced by approximately $6 million, or approximately 3 percent. Cost of revenues in each of the periods will also be reduced. The reported net after-tax loss for the full year 2004 is expected to increase by approximately $1 million. The reported after-tax loss for the first quarter of 2005 will increase by approximately $0.2 million. These estimates are preliminary and have not been audited or reviewed by KPMG LLP and are subject to change as the restatement process is completed. The Company hopes to complete the restatement process in four to six weeks, but there can be no assurance that it will be finished by that date.

The Company's management and Audit Committee have discussed the matters in this filing under Item 4.02(a) with the Company's independent auditor, KPMG LLP.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

99.1     Press Release, dated August 8, 2005

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             LCC INTERNATIONAL, INC.


Date:  August 8, 2005        By:/s/ Peter A. Deliso
                                ----------------------
                                Peter A. Deliso
                                Interim Chief Executive Officer, Vice President, Corporate Development and Secretary

                                  EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------

99.1             Press Release, dated August 8, 2005.